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                                                                      EXHIBIT 99


               CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350(a)

In connection with the accompanying Annual Report of the USF Processors Employees' 401K Retirement Plan (the Plan) on Form 11-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission (the
SEC), I, Christopher L. Ellis, a member of the Plan Committee administering the Plan hereby certify pursuant to 18 U.S.C. Section 1350(a), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

         (1) such Annual Report on Form 11-K for the year ended December 31, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in such Annual Report on Form 11-K for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of the Plan.

A signed original of this written statement has been provided to the Plan and USF Corporation, the issuer, and will be retained and furnished to the SEC or its staff upon request.



                                               /s/ Christopher L. Ellis
                                               ---------------------------------
                                               Christopher L. Ellis
                                               Member of the Plan Committee
                                               administering the USF Processors
                                               Employees' 401K Retirement Plan

Date: June 26, 2003